Exhibit 10.02

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of April 8, 2010 by and among West Corporation, a corporation duly organized and existing under the laws of the state of Delaware and having its principal office at 11808 Miracle Hills Drive, Omaha, NE 68154 (the “Issuer”), The Bank of New York Mellon, (“Prior Trustee”) and The Bank of New York Mellon Trust Company, N.A. (the “Successor Trustee”).

RECITALS:

WHEREAS, the Issuer and Prior Trustee entered into the Indenture, as supplemented, as described on Schedule A attached hereto (as supplemented, the “Indenture”);

WHEREAS, the Issuer’s 9 1/2% senior notes due 2014 (the “Bonds”) were originally authorized and issued under the Indenture;

WHEREAS, the Issuer desires to appoint Successor Trustee as Trustee, Paying Agent and Registrar to succeed Prior Trustee in such capacities under the Indenture; and

WHEREAS, Successor Trustee is willing to accept such appointment as Successor Trustee, Paying Agent and Registrar under the Indenture;

NOW, THEREFORE, the Issuer, Prior Trustee and Successor Trustee, for and in consideration of the premises of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

ARTICLE I

THE PRIOR TRUSTEE

SECTION 1.01 Prior Trustee hereby resigns as Trustee under the Indenture.

SECTION 1.02 Prior Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Prior Trustee in and to the trusts of the Trustee under the Indenture and all the rights, powers and trusts of the Trustee under the Indenture. Prior Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers and trust hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Paying Agent and Registrar.

ARTICLE II

THE ISSUER

SECTION 2.01 The Issuer hereby accepts the resignation of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture.

SECTION 2.02 All conditions relating to the appointment of The Bank of New York as Successor Trustee, Paying Agent and Registrar under the Indenture required to be completed by the Issuer have been met by the Issuer, and the Issuer hereby appoints Successor Trustee as Trustee, Paying Agent and Registrar under the Indenture with like effect as if originally named as Trustee, Paying Agent and Registrar in the Indenture.

ARTICLE III

THE SUCCESSOR TRUSTEE

SECTION 3.01 Successor Trustee hereby represents and warrants to Prior Trustee and to the Issuer that Successor Trustee is not disqualified to act as Trustee under the Indenture, including, without limitation, pursuant to Section 7.10 of the Indenture.

SECTION 3.02 Successor Trustee hereby accepts its appointment as Successor Trustee, Paying Agent and Registrar under the Indenture and accepts the rights, powers, duties and obligations of Prior Trustee as Trustee, Paying Agent and Registrar under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Paying Agent and Registrar under the Indenture. Successor Trustee agrees to mail a notice of its succession to the Holders (as defined in the Indenture) pursuant to Section 7.08 of the Indenture.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the opening of business on April 16, 2010.

SECTION 4.02 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4.03 This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation Appointment and Acceptance to be duly executed and acknowledged all as of the day and year first above written.

West Corporation
as Issuer

By:	/s/ Paul M. Mendlik
Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

The Bank of New York Mellon,
as Prior Trustee

By:	/s/ Christopher M. Greene
Name:	Christopher M. Greene
Title:	Vice President

The Bank of New York Mellon Trust Company, N.A.
as Successor Trustee

By:	/s/ Sharon McGrath
Name:	Sharon McGrath
Title:	Vice President

SCHEDULE A

Indenture, dated as of October 24, 2006, among West Corporation, the Guarantors named on the Signature Pages thereto and The Bank of New York, as Trustee, with respect to the 9 1/2% senior notes due 2014

Supplemental Indentures

Supplemental Indenture, dated as of March 16, 2007, by and among CenterPost Communications, Inc., TeleVox Software, Incorporated, West At Home, LLC and The Bank of New York

Supplemental Indenture, dated as of March 30, 2007, by and among SmartTalk, Inc. and The Bank of New York

Supplemental Indenture, dated as of June 19, 2007, by and among Omnium Worldwide, Inc. and The Bank of New York

Supplemental Indenture, dated as of August 15, 2007, by and among West Business Services Corporation, West Telemarketing Corporation and The Bank of New York

Supplemental Indenture, dated as of June 12, 2008, by and among HBF Communications, Inc. and The Bank of New York

Supplemental Indenture, dated as of February 20, 2009, by and among Intrado Information Systems Holdings, Inc., Intrado Command Systems, Inc., Geo911, Inc., Positron Public Safety Systems Corp., Masys Corporation, West Corporation, and The Bank of New York

Supplemental Indenture, dated as of January 25, 2010, by and among Worldwide Asset Purchasing, LLC, Stream57 Corporation, West Corporation, and The Bank of New York Mellon

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